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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in registration statement No. 333-118950 on Form S-3 and No. 333-114844 on Form S-8 of Superior Essex Inc. of our reports dated March 15, 2005 (which report contains explanatory paragraphs that describe changes in methods of accounting and application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" to the consolidated financial statements of Superior Essex Inc.), relating to the consolidated financial statements and consolidated financial statement schedule of Superior Essex Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Superior Essex Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM